UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 - Registrant's Business and Operations
Section 8 - Other Events

Item 1.01	Entry Into a Material Definitive Agreement

Item 8.01	Other Events

On July 31, 2017, Bank of Marin Bancorp (“Bancorp”) (NASDAQ: BMRC) and Bank of Napa (OTCQB: BNNP) announced that they entered into an Agreement to Merge and Plan of Reorganization, dated as of July 31, 2017 (the “Merger Agreement”), pursuant to which Bank of Napa will merge with and into Bank of Marin, the wholly owned subsidiary of Bancorp. A copy of the press release announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Bancorp will be providing supplemental information regarding the proposed transaction in a conference call with analysts and investors on Tuesday, August 1, 2017 at 7:15 a.m. PT/ 10:15 a.m. ET. The investor presentation that will be discussed on the conference call is attached herein as Exhibit 99.2.

In addition, President and Chief Executive Officer, Russell A. Colombo, and Executive Vice President and Chief Financial Officer, Tani Girton will be making a presentation at the Keefe, Bruyette & Woods ("KBW") Community Bank Investor Conference on Tuesday, August 1st after the conference call. The presentation that will be made at the KBW Conference is attached herein as Exhibit 99.3.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

The following exhibits are filed herewith:

99.1	Press release dated July 31, 2017.

99.2	Investor Presentation for the Conference Call.

99.3	Investor Presentation for KBW Community Bank Investor Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2017	BANK OF MARIN BANCORP

	by:	/s/ Cecilia Situ

Cecilia Situ
First Vice President
Manager of Finance & Treasury
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 31, 2017.

99.2	Investor Presentation for the Conference Call.

99.3	Investor Presentation for KBW Community Bank Investor Conference.